UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2012

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A310, Pacific Palisades, CA 90272

(Address of Principal Executive Offices/Zip Code)

(213) 745-2123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 20, 2012, Sequential Brands Group, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with DVS Shoe Co., Inc. (“DVS”) to acquire substantially all of DVS’ assets, including the intellectual property of the DVS® brand, through a supervised sale under Chapter 11, Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”). The purchase price for the assets is approximately $8.55 million in cash and the assumption of certain liabilities relating to the purchased assets. On June 22, 2012, the United States Bankruptcy Court for the Central District of California approved the proposed sale of the assets to the Company under the provisions of Section 363 of the Bankruptcy Code. The transaction is scheduled to close on June 26, 2012, subject to the satisfaction of certain customary closing conditions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date:	June 26, 2012	By:	/s/ Colin Dyne
Colin Dyne, Chief Executive Officer

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